Exhibit 16.1



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                                 Foote, Passey, Griffin & Co., LC
                                 Certified Public Accountants



March 6, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


     Re:  Concept Capital Corporation
          SEC File No. 0-25901


Ladies and Gentlemen:


We have read the response of Concept Capital Corporation to be included in Item 4 of its Form 8-K dated March 7, 2000. In connection therewith, we concur with the statement made by the registrant and confirm that, during the two years ended December 31, 1998, and the subsequent interim period preceding February 29, 2000, there were no disagreements between Concept Capital Corporation and us on any matter of accounting principles or practices, financial statement disclosure, or auditing procedures, that would have caused us to make reference to the subject matter of such disagreement if not resolved to our satisfaction.

Very truly yours,

FOOTE, PASSEY, GRIFFIN & CO., LC

By:  Foote, Passey, Griffin & Co., LC
     E.J. Passey

E.J. Passey
Managing Member



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